EXHIBIT 99.1

YuMe Reports Second Quarter 2017 Financial Results

Reports Record Second Quarter Net Income of $4.4 Million and aEBITDA of $7.6 Million

Reports Quarterly Total Revenue Growth of 5%

Declares Quarterly Cash Dividend of $0.03 per Share

Redwood City, Calif. – August 8, 2017 – YuMe, Inc. (NYSE: YUME), a proven partner for video advertising leadership and innovation, today announced its financial results for the second quarter ended June 30, 2017 and a quarterly cash dividend of $0.03 per share of common stock.

“We are very pleased to report that in the second quarter, we returned to revenue growth, significantly reduced operating expenses, generated positive net income and exceeded our prior adjusted EBITDA guidance. We continue to benefit from the strength in our programmatic business and are solidifying our position through industry leading innovation such as our connected TV initiatives,” said Paul Porrini, Chief Executive Officer. “Our continued focus on operational efficiency helped make the first half of 2017 the most profitable first half of the year in the Company’s history. Our second quarter, and year to date results show that we can tune our expense profile to achieve profitability while executing against our financial and strategic goals. We are building on this momentum and our third quarter outlook combined with our quarterly dividend payments illustrate our continued confidence in the financial strength of the business and our commitment to delivering shareholder value.”

Financial highlights for second quarter 2017:

●	Revenue of $42.8 million, compared to $40.7 million in the second quarter of 2016 (Q2 2016);
o	Revenue from top 20 advertising customers of $21.9 million;
o	Mobile, tablet and connected television impressions accounted for 64% of revenue;
o	Programmatic revenue[1] was $11 million;
●	Gross margin of 50.9%, compared to 50.6% in Q2 2016;
●	Net income of $4.4 million, or $0.12 per diluted share, compared to net loss of $2.5 million, or $0.07 per diluted share, in Q2 2016;
●	Adjusted EBITDA[2] of $7.6 million, compared to adjusted EBITDA of $2.3 million in Q2 2016;
●	$73.9 million in cash, cash equivalents and marketable securities and no debt as of June 30, 2017.

Dividends

In June 2017, YuMe declared a special cash dividend of $1.00 per share and a quarterly cash dividend of $0.03 per share. Both dividends totaled $35.6 million and were paid on July 7, 2017 to stockholders of record as of the close of business on July 3, 2017.

YuMe’s Board of Directors has declared a quarterly cash dividend of $0.03 per share of common stock to be paid on October 9, 2017 to all common stockholders of record as of September 29, 2017. Future dividends are subject to the determination of YuMe’s Board of Directors.

Strategic Alternatives Update

YuMe continues to work with Deutsche Bank as its financial advisor to assist in evaluating the Company’s value-enhancing initiatives. The Company will provide an update to this process when it determines that further disclosures are appropriate.

1 Programmatic revenue relates to programmatic buying through the automated purchase of digital advertising inventory through a combination of machine-based transactions, data and algorithms.

2 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude income taxes, interest expense, depreciation and amortization, stock-based compensation and certain non-recurring expenses when they occur including proxy contest, asset impairment and restructuring costs. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Business Outlook

For the third quarter of 2017, the Company expects adjusted EBITDA in the range of $3.5 million to $5.0 million.

Conference Call and Webcast Information

Senior management will host a conference call at 5:00 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (866) 393-4306 or (734) 385-2616. A replay will be available through Tuesday, August 15 at (855) 859-2056 or (404) 537-3406. (Conference ID: 47801413). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of global audience technologies, curating relationships between brand advertisers and consumers of premium video content across a growing range of connected devices. Combining data-driven technologies with deep insight into audience behavior, YuMe offers brand advertisers end-to-end marketing software that establishes greater brand resonance with engaged consumers. It is the evolution of brand advertising for an ever-expanding video ecosystem. YuMe is headquartered in Redwood City, California, with worldwide offices. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook.

YuMe is a trademark of YuMe, Inc. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release, conference call and webcast of the same date contain forward-looking statements regarding future events and our future financial performance. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to our Business Outlook, statements about our growth strategy, the impact of restructuring and cost saving initiatives, potential merger and acquisition activity, the impact of management changes, our operating results, financial goals for 2017, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include adaptation to new, changing and competitive technologies and trends in a dynamic market, changes to our management, competitive trends in a dynamic market, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, risks associated with margin shifts in the industry and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 that have been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report in this press release and on our webcast adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income (loss), excluding income taxes, interest expense, depreciation and amortization, stock-based compensation and certain non-recurring expenses when they occur including proxy contest, asset impairment and restructuring costs. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release and on our webcast because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the tables following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures.

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Investor Relations

Frank Barbieri

ir@yume.com

650-503-7912

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of June 30, 2017	As of December 31, 2016
Assets		(1)
Current assets:
Cash and cash equivalents	$58,185	$34,700
Marketable securities	15,720	25,751
Accounts receivable, net	46,438	51,171
Prepaid expenses and other current assets	3,599	3,591
Total current assets	123,942	115,213
Marketable securities, long-term	—	5,241
Property, equipment and software, net	13,436	11,726
Goodwill	3,902	3,902
Restricted cash, non-current	725	710
Deposits and other assets	606	587
Total assets	$142,611	$137,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,458	$10,775
Dividends payable	35,562	—
Accrued digital media property owner costs	17,807	16,385
Accrued liabilities	12,828	12,192
Deferred revenue	234	132
Capital leases, current	1,384	8
Total current liabilities	72,273	39,492
Capital leases, non-current	10	13
Other long-term liabilities	690	631
Total liabilities	72,973	40,136

Stockholders’ equity:
Common stock	37	36
Treasury stock	(8,247)	(7,105)
Additional paid-in-capital	127,458	159,550
Accumulated deficit	(49,316)	(54,888)
Accumulated other comprehensive loss	(294)	(350)
Total stockholders’ equity	69,638	97,243
Total liabilities and stockholders’ equity	$142,611	$137,379

(1) The condensed consolidated balance sheet as of December 31, 2016 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$42,818	$40,675	$79,272	$79,908
Cost of revenue(1)	21,045	20,111	38,446	40,592
Gross profit	21,773	20,564	40,826	39,316
Operating expenses:
Sales and marketing(1)	11,155	13,639	21,745	27,414
Research and development(1)	2,214	2,947	4,306	5,612
General and administrative(1)	4,167	6,216	9,499	12,077
Total operating expenses	17,536	22,802	35,550	45,103
Income (loss) from operations	4,237	(2,238)	5,276	(5,787)
Interest and other income (expense), net
Interest expense	(2)	(2)	(4)	(5)
Other income (expense), net	375	(181)	677	(172)
Total interest and other income (expense), net	373	(183)	673	(177)
Income (loss) before income taxes	4,610	(2,421)	5,949	(5,964)
Income tax expense	243	65	377	120
Net income (loss)	$4,367	$(2,486)	$5,572	$(6,084)

Net income (loss) per share:
Basic	$0.13	$(0.07)	$0.16	$(0.18)
Diluted	$0.12	$(0.07)	$0.16	$(0.18)
Weighted-average shares used to compute net income (loss) per share:
Basic	34,281	34,648	33,983	34,585
Diluted	35,009	34,648	34,775	34,585

Cash dividends declared per share	$1.03	$—	$1.03	$—

(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of revenue	$32	$50	$69	$95
Sales and marketing	388	728	891	1,447
Research and development(1)	179	319	393	620
General and administrative	613	1,232	1,400	2,339
Total employee stock-based compensation	$1,212	$2,329	$2,753	$4,501

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss)	$4,367	$(2,486)	$5,572	$(6,084)
Adjustments:
Interest expense	2	2	4	5
Income tax expense	243	65	377	120
Depreciation and amortization expense	1,794	1,708	3,190	3,408
Stock-based compensation expense	1,212	2,329	2,753	4,501
Proxy contest expenses	—	658	—	815
Total Adjustments	3,251	4,762	6,324	8,849
Adjusted EBITDA	$7,618	$2,276	$11,896	$2,765

YuMe, Inc.

GAAP TO NON-GAAP RECONCILIATION OF THIRD QUARTER FISCAL 2017 BUSINESS OUTLOOK

(In thousands)

(Unaudited)

	Range for Three Months Ending September 30, 2017
	Low	High
Business outlook: GAAP net income	$225	$1,625
Estimated adjustments:
Interest expense	2	2
Income tax expense	200	250
Depreciation and amortization expense	1,886	1,911
Stock-based compensation expense	1,187	1,212
Total estimated adjustments	3,275	3,375
Business outlook: Non-GAAP adjusted EBITDA	$3,500	$5,000